SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2005

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard
Milpitas, CA
95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 1, 2005, in connection with the appointment of Mr. D. Scott Mercer to Interim Chief Executive Officer of Adaptec, Inc. (the “Company”) and the promotion of Mr. Subramanian Sundaresh from Executive Vice President of marketing and product development to President, the Company entered into offer letters with Mr. Mercer and Mr. Sundaresh.  Both of these offer letters were effective as of May 26, 2005.

Mr. Mercer’s offer letter provides that he will receive an initial base salary of $41,666.67 per month.  Mr. Mercer is also eligible to participate in the Company’s Quarterly Variable Incentive Plan (“VIP”) and Annual Incentive Plan (“AIP”).  The VIP plan is based on individual achievement of quarterly objectives and is targeted at up to 4% of his base salary.  The AIP plan is based on the financial performance of the Company and is targeted at up to 75% of his base salary.

Mr. Mercer was also granted options on June 1, 2005 to purchase 50,000 shares of the Company’s common stock, of which 25,000 shares were incentive stock options and 25,000 shares were non-qualified stock options, at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq National Market on May 31, 2005.  These options are scheduled to vest at a rate of 50% on September 1, 2005 and the remaining 50% will vest on December 1, 2005.  Vesting is subject to Mr. Mercer’s continued employment with the Company on each scheduled vesting date.

Mr. Sundaresh’s offer letter provides that he will receive a new annual base salary of $375,000, an increase from the $325,000 he was to receive as Executive Vice President of marketing and product development.  Mr. Sundaresh’s eligibility to participate in the Company’s AIP plan, which is based on the financial performance of the Company, has increased from being targeted at up to 60% of his base salary to now being targeted at up to 75% of his base salary. Except as described above, all terms of Mr. Sundaresh’s offer letter dated May 6, 2005 with respect to his appointment as our Executive Vice President of marketing and product development, which offer letter was filed as Exhibit 10.01 to our Current Report on Form 8-K filed with the SEC on May 26, 2005, remain in full force and effect.

A copy of Mr. Mercer’s and Mr. Sundaresh’s offer letters are attached as Exhibits 10.01 and 10.02, respectively, to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

10.01       Offer letter of Mr. D. Scott Mercer, effective as of May 26, 2005.

10.02       Offer letter of Mr. Subramanian Sundaresh, effective as of May 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Marshall L. Mohr
Marshall L. Mohr
Vice President and Chief Financial Officer
Date: June 6, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.01	Offer letter of Mr. Scott Mercer, effective as of May 26, 2005.

10.02	Offer letter of Mr. Subramanian Sundaresh, effective as of May 26, 2005.